UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	April 17, 2008

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
8 West Main Street, Niantic, Connecticut	06352
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 739-8030

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

Four production and distribution companies in Bollywood, the world’s largest film and entertainment industry, based in Mumbai, India, will begin using the Registrant’s unique digital watermarking product, MediaSentinel(TM), to thwart piracy domestically and internationally. The four companies will begin using MediaSentinel(TM) through PIO TV Pvt. Ltd., India’s only digital integrated media platform company.

A copy of the News Release dated April 17, 2008 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated April 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  April 17, 2008

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

For Investor Relations Contact: (860) 739 - 8030

FOUR BOLLYWOOD PRODUCTION AND DISTRIBUTION COMPANIES TO USE USVO’S MEDIASENTINEL ANTI-PIRACY PRODUCT

(Niantic, CT – April 17, 2008) – Four production and distribution companies in Bollywood, the world’s largest film and entertainment industry, based in Mumbai, India, will begin using USA Video Interactive Corp.’s (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF) unique digital watermarking product, MediaSentinelTM, to thwart piracy domestically and internationally. The four companies will begin using MediaSentinelTM through PIO TV Pvt. Ltd. (www.pioTV.com), India’s only digital integrated media platform company.

Munish Gupta, Chairman & CEO of PIO TV, announced today that in continuation of PIO TV’s use of MediaSentinelTM, his company was now working with leading production and distribution studios in Mumbai: Prachar Communications Ltd., Time Multimedia Pvt. Ltd., Baba Films Ltd., and Gold Entertainment Pvt. Ltd. Together these four companies, two of which are public companies, control thousands of feature films that they produce, acquire the rights of, and distribute, including hundreds of hours of television content.

Speaking on behalf of the four companies, Managing Director of Prachar Communications Ltd., Mr. Ratan Jain, said a solution like MediaSentinelTM “was long awaited.” India and the overseas market for Bollywood are “fraught with piracy that causes billions of dollars in lost revenues.” Jain added “for years we have wondered how to combat this (piracy) menace and bring in more revenues to produce and distribute more and better films. The biggest issue facing us is how to deter pirates and produce evidence for law enforcement to help us shut down pirates. MediaSentinelTM has provided us the means to that end.” Jain said he and his associates were convinced the MediaSentinelTM, digital watermarking product from USVO for offline use, and MediaEscortTM, now deployed by Twentieth Century Fox Home Entertainment in Hollywood, for online use, represent “a turning point for the protection of our copyright content. It makes tremendous sense to use this technology to digitally watermark a full length feature film and the cost is very economical versus the tens of thousand of dollars lost to piracy.”

“For four years we’ve been hard at work establishing ourselves as a player in anti-piracy technology to the film industry,” stated Edwin Molina, CEO of USVO. “We’re building momentum as this month we announced a deal with Twentieth Century Fox Home Entertainment. And now through our relationship with PIOTV, we’re beginning to establish ourselves in Bollywood too, starting with these four production houses.”

The four Bollywood production and distribution houses will begin using the PIO TV deployed MediaSentinelTM workstation currently installed at Prachar Communications’ office in Ville Parle, Mumbai, India. For further information on USVO’s relationship with PIO TV, please see USVO’s press release dated February 21, 2008.

About USVO:

USA Video Interactive Corp. (“USVO”) designs and markets technology for delivery of digital media. USVO developed its MediaEscort™, MediaSentinel™ and SmartMark™ digital watermarking products and technology to provide a robust means for producers and distributors to invisibly protect their content. USA Video Technology Corp., a wholly owned subsidiary of USVO, holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 8 West Main Street, Niantic, Connecticut, 06357  Telephone  (860) 739 - 8030

Facsimile (860) 739 - 8070; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact (860) 739 – 8030 or contact@usvo.com.

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaEscort, MediaSentinel and SmartMark are trademarks of USA Video Interactive Corp.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

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